SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) January 21, 2000


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




    Delaware                       0-16014                   23-2417713
(State or other           (Commission File Number)         (IRS Employer
jurisdiction of                                         Identification No.)
 incorporation)



               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830

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Item 5.  Other Events.

         On January 21, 2000, Adelphia Communications Corporation and Highland 2000, L.P. consummated the stock purchase agreement ("Agreement") dated April 9, 1999 between Adelphia and Highland Holdings. Highland 2000, L.P. and Highland Holdings are Rigas family partnerships. Pursuant to the Agreement, Highland Holdings assigned its rights to Highland 2000, L.P. and Highland 2000, L.P. purchased 5,901,522 shares of newly issued Class B Common Stock from Adelphia for $375 million, which represented a per share purchase price under the Agreement of $60.76 plus an interest factor.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2000        ADELPHIA COMMUNICATIONS CORPORATION
                                           (Registrant)

                              By:   /s/ Timothy J. Rigas
                                    Timothy J. Rigas
                                    Executive Vice President, Treasurer
                                    and Chief Financial Officer